Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

May 29, 2007	MEDIA CONTACT	Mark Craft
	Phone:	513/419-5943 or
704/382-7364
	24-Hour:	704/382-8333

	ANALYST CONTACT	Sean Trauschke
	Phone:	980/373-7905

Duke Energy Acquires Tierra Energy’s Wind Development Business

CHARLOTTE, N.C. – Duke Energy today announced that it has acquired the wind power development business of Tierra Energy, a leading wind power development company located in Austin, Texas, from Energy Investors Funds for an undisclosed amount. The purchase includes more than 1,000 megawatts of wind assets under development in the Western and Southwestern United States.

Three of the development projects – a total of approximately 240 megawatts – are located in Texas and Wyoming, and are anticipated to be in commercial operation by the end of next year, with additional facilities potentially in operation as early as 2009. The power produced will be sold through long-term contracts.

“As our nation’s appetite for electricity continues to grow, renewable energy will play a larger role in meeting that demand,” said Duke Energy Chairman, President and CEO, James E. Rogers. “This acquisition supports our strategy to increase our investment in renewable energy and national efforts to reduce carbon emissions.”

- more -

The assets become part of Duke Energy Generation Services (DEGS), a Duke Energy subsidiary that focuses on investments in onsite energy, commercial and renewable energy assets across North America.

Six members of Tierra Energy’s senior management team are joining DEGS, including David Marks, formerly Tierra Energy president. Marks becomes DEGS’ senior vice president, business development – wind energy.

“We’re very excited to be involved with this environmentally friendly technology and that David and his team are joining us,” said DEGS President, Wouter van Kempen. “We see wind power as a potential growth opportunity for DEGS, and we plan to spend approximately $400 million in capital expenditures through 2008 to complete the first three development projects. We would expect to begin seeing earnings from these assets in 2009.”

Duke Energy currently has purchase agreements for wind generation in Indiana and recently installed solar panels at 10 Indiana schools. The company also recently issued a request for proposal for renewable energy to help meet growing demand in the Carolinas.

DEGS develops, owns and operates electric generation for large energy consumers, municipalities, utilities and industrial facilities. DEGS specializes in developing innovative and environmentally sound generation solutions using a variety of fuels, including natural gas, coal, waste coal and wood, as well as wind and other renewable energy.

Duke Energy Corp., one of the largest electric power companies in the United States, supplies and delivers energy to approximately 3.9 million U.S. customers.

The company has nearly 37,000 megawatts of electric generating capacity in the Midwest and the Carolinas, and natural gas distribution services in Ohio and Kentucky. In addition, Duke Energy has more than 4,000 megawatts of electric generation in Latin America, and is a joint-venture partner in a U.S. real estate company.

Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward- looking statement include, but are not limited to:  State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes and ice storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; the ability to successfully complete merger, acquisition or divestiture plans, including the prices at which Duke Energy is able to sell assets; and regulatory or other limitations imposed as a result of a merger.  In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###